EXHIBIT 99.1

Rock of Ages FOR IMMEDIATE RELEASE	Investor Contact: Neil G Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: Kurt Swenson Chairman & CEO (603) 225-8397 www.RockofAges.com

Rock of Ages Acquires Quarry in North Carolina

Also Announces Acquisition of Memorials Retailer in Pennsylvania

    CONCORD, NEW HAMPSHIRE, February 18, 2005 . . . Rock of Ages Corporation (NASDAQ/NMS:ROAC) announced today that it has acquired the 104-acre Rockwell White Granite Quarry in Rockwell, North Carolina from Rockwell Granite Company, an affiliate of the Marlin Group of Switzerland. Rock of Ages also assumed an 11 year lease held by Rockwell Granite on a 14 acre tract of land with a granite quarry owned by White Granite, Inc. adjacent to the Rockwell White quarry. Both the acquired and leased quarry lands abut Rock of Ages' Gardenia White quarry also located in Rockwell. The purchase price for the quarry and equipment was $3.5 million.

    Chairman and CEO Kurt Swenson said, "Rock of Ages now owns or leases all of the acreage in North Carolina with permits for the quarrying of granite in the Rockwell white granite formation. We believe this transaction will facilitate the production of higher quality blocks through more efficient quarrying of the deposit, as well as more efficient consolidated shipping to block customers around the world," Swenson said.

   Separately, Rock of Ages also announced that it has acquired McColly Memorials, a memorial retailer with sales outlets in Greensburg, Somerset, Johnstown and Kittaning, Pennsylvania for a purchase price of $625,000, which included the land and buildings in Greensburg and Johnstown. The other two locations will be leased from the seller. In 2004, McColly had sales of approximately $1.6 million. The newly acquired Pennsylvania retail outlets will be operated as part of a Pittsburgh-area cluster including the Company's retail outlet in East McKeesport and its two retail outlets in Pittsburgh, and managed as a part of the Company's Ohio Valley region which includes six additional owned retail outlets in eastern Ohio and West Virginia. "This is an excellent add-on retail acquisition for us and was priced within our parameters for retail acquisitions," Swenson said.

About Rock of Ages

    Rock of Ages (www.RockofAges.com) is the largest integrated granite quarrier, manufacturer and retailer of finished granite memorials and granite blocks for memorial use in North America.

Forward-Looking Statements

   This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about our business or expected events based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events, results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: our ability to successfully execute our strategy to expand our business through acquisitions, opening new stores, maintaining our relationships with independent retailers, and forming and maintaining relationships with other death care professionals; changes in demand for the Company's product;, product mix; the timing of customer orders and deliveries; the impact of competitive products and pricing; the success of the Company's branding programs; the excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses; weather conditions; and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports including, but not limited to, the risks discussed in the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 2004. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.